UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 9, 2018

CONSOL Energy Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38147	82-1954058
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1000 CONSOL Energy Drive, Suite 100

Canonsburg, Pennsylvania 15317

(Address of principal executive offices)

(Zip code)

Registrant’s telephone number, including area code:

(724) 485-3300

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

On May 9, 2018, CONSOL Energy Inc. (the “Company”) held its 2018 Annual Meeting of Stockholders (the “Annual Meeting”) in Pittsburgh, Pennsylvania. The final voting results on the matters considered by stockholders at the Annual Meeting are provided below.

Proposal 1: The individuals listed below were elected as Class I directors to hold office for a three-year term, by the following votes:

Director Name	For	Withheld	Broker Non-Votes
James A. Brock	23,083,845	106,083	2,014,070
Alvin R. Carpenter	23,071,623	118,305	2,014,070

Proposal 2: The appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2018 was ratified, by the following votes:

For:	25,151,688
Against:	34,860
Abstain:	17,450

Proposal 3: The compensation paid to the Company’s named executive officers in 2017 was approved on an advisory basis, by the following votes:

For:	22,131,891
Against:	1,045,994
Abstain:	12,043
Broker Non-Votes:	2,014,070

Proposal 4: The frequency of “one year” for future advisory votes on executive compensation was approved on an advisory basis, by the following votes:

One Year:	21,924,003
Two Years:	8,310
Three Years	1,244,597
Abstain:	13,018
Broker Non-Votes:	2,014,070

Based on the voting results for this proposal, the Company has elected at this time to hold future advisory votes on executive compensation on an annual basis, until the next stockholder advisory vote on the frequency of executive compensation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONSOL ENERGY INC.

By:	/s/ Martha A. Wiegand
Name:	Martha A. Wiegand
Title:	General Counsel and Secretary

Dated: May 9, 2018